Exhibit 99.2

REGISTRATION RIGHTS AGREEMENT

by and among

NOBLE INTERNATIONAL, LTD.,

ARCELOR S.A.,

And

ROBERT J. SKANDALARIS

Dated as of August 31, 2007

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, is made as of August 31, 2007, by and among NOBLE INTERNATIONAL, LTD., a Delaware corporation (the “Company”), ARCELOR S.A., a corporation organized under the laws of Luxembourg (“Arcelor”), and ROBERT J. SKANDALARIS, solely in his individual capacity as beneficial owner of Shares (“Skandalaris”).

Recital

Pursuant to Section 16.6 of that certain Share Purchase Agreement, dated as of March 15, 2007, by and between the Company and Arcelor (the “Purchase Agreement”), the Company has agreed to enter into a registration rights agreement with Arcelor and Skandalaris on the terms and conditions set forth herein.

Accordingly, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

1.1	Defined Terms.

As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such specified Person.

“Agreement” means this Registration Rights Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Arcelor” has the meaning set forth in the Preamble hereto.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

“Closing Price” means, with respect to the Registrable Common Stock, as of the date of determination: (a) if the Registrable Common Stock is listed on a national securities exchange, the closing price per share of the Registrable Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Common Stock is then listed or admitted to trading; (b) if the Registrable Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price per share of the Registrable Common Stock on such date; (c) if there shall have been no trading on such date or if the Registrable Common Stock is not designated as a national market system security by the NASD, the average of the reported closing bid and asked prices of the Registrable Common Stock on such date as shown by The NASDAQ Stock Market LLC (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board. If trading is conducted on a continuous basis on any exchange, then the closing price shall be determined at 4:00 p.m., New York City time.

“Commission” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the shares of common stock, $0.00067 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to the Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Indemnitee” has the meaning set forth in Section 2.8(a) hereof.

“Control” or “Controlled by” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Demanding Stockholder” means (a) Skandalaris, if he initiates the request to the Company for the registration with the Commission of his shares of Registrable Common Stock pursuant to Section 2.1(a) of the Agreement, or (b) Arcelor, if it initiates the request to the Company for the registration with the Commission of its shares of Registrable Common Stock pursuant to Section 2.1(a) of this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

“Expenses” means all expenses incurred by the Company incident to the Company’s performance of or compliance with its obligations under this Agreement, including (a) all registration, filing, listing, stock exchange and NASD fees, (b) all fees and expenses of complying with state securities or blue sky laws (including the reasonable fees, disbursements and other charges of counsel for the underwriters in connection with blue sky filings), (c) all of the Company’s word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, (d) all fees, disbursements and other charges of counsel for the Company and of its independent registered public accounting firm, including the expenses incurred in connection with “cold comfort” letters required by or incident to such performance and compliance, (e) all fees and expenses incurred by the Company in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, (f) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (g) all fees and expenses of any special experts retained by the Company in connection with such registration, and (h) all fees and expenses of other Persons retained by the Company, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which discounts, commissions and transfer taxes shall be borne by the seller or sellers of Registrable Common Stock in all cases.

“Governmental Authority” means (a) the government of any nation, state, city, locality or any political subdivision thereof, (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and (c) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Loss” and “Losses” have the meanings set forth in Section 2.8(a) hereof.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Common Stock during the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

“NASD” means the National Association of Securities Dealers, Inc.

“Offering Documents” has the meaning set forth in Section 2.8(a) hereof.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity.

“Piggyback Requesting Stockholder” has the meaning set forth in Section 2.2 hereof.

“Public Offering” means a public offering and sale of Common Stock pursuant to an effective registration statement filed under the Securities Act.

“Registrable Common Stock” means, with respect to either Stockholder, any shares of Common Stock owned by such Stockholder as of the date hereof and any shares of Common Stock acquired by such Stockholder or any of its Affiliates after the date hereof if such Stockholder or Affiliate is an Affiliate of the Company on the date of such acquisition; provided that a share of Common Stock will cease to be Registrable Common Stock upon the earliest to occur of the time that (a) such share has been sold under a registration statement effected pursuant hereto or pursuant to Rule 144 promulgated under the Securities Act; (b) such share, along with all of the other shares held by such Stockholder, may immediately be sold under Rule 144 in a given 90 day period and such Stockholder owns less than 1% of the outstanding Common Stock; (c) such share is eligible for sale either under Rule 144(k) or without regard to the volume limitations contained in Rule 144(e); or (d) such share is proposed to be sold or distributed by a Person not entitled to registration rights granted by this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.

“Selling Stockholder” means a holder of Registrable Common Stock requested to be registered pursuant hereto.

“Stockholder Information” has the meaning set forth in Section 2.4(b) hereof.

“Stockholder” means either Arcelor or Skandalaris.

“Stockholder Indemnitee” has the meaning set forth in Section 2.8(b) hereof.

“Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which fifty percent (50%) or more of the total voting power of equity interests entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

1.2	Rules of Construction.

The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to.” “Or” is disjunctive but not necessarily exclusive. All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. Words such as “herein,” “hereof,” “hereto,” “hereby” and “hereunder” refer to this Agreement, taken as a whole. Except as otherwise expressly provided herein: (a) any reference in this Agreement to any agreement shall mean such agreement as amended, restated, supplemented or otherwise modified from time to time; (b) any reference in this Agreement to any law shall include corresponding provisions of any successor law and any regulations and rules promulgated pursuant to such law or such successor law; and (c) all terms of an accounting or financial nature shall be construed in accordance with United States generally accepted accounting principles, as in effect from time to time. The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

2.1	Demand Registration.

(a) Request. After August 31, 2009, either Stockholder may make a written request to the Company for the registration with the Commission under the Securities Act of all or part of such Stockholder’s Registrable Common Stock which request shall specify the number of shares of Registrable Common Stock to be disposed of by such Stockholder and the proposed plan of distribution therefor. Upon the receipt of any request for registration from a Stockholder pursuant to this paragraph, the Company promptly shall notify the other Stockholder of the receipt of such request. Upon the receipt of any request for registration made in accordance with the terms of this paragraph, the Company will use its reasonable best efforts to effect, at the earliest practicable date, such registration under the Securities Act of:

(i) the Registrable Common Stock which the Company has been so requested to register by the Demanding Stockholder, and

(ii) all Registrable Common Stock which the Company has been requested to register by the other Stockholder pursuant to a written request given to the Company within 15 days after the giving of written notice by the Company to such other Stockholder of the request by the Demanding Stockholder;

all to the extent necessary to permit the disposition (in accordance with Section 2.1(b) hereof) of the Registrable Common Stock so to be registered; provided that,

(A) the Company shall not be required to effect more than a total of four demand registrations pursuant to this Section 2.1(a) for Arcelor and a total of four demand registrations pursuant to this Section 2.1(a) for Skandalaris;

(B) if the intended method of distribution is an underwritten Public Offering, the Company shall not be required to effect such registration pursuant to this Section 2.1(a) unless such underwriting shall be conducted on a “firm commitment” basis;

(C) if the Company has previously effected a registration pursuant to this Section 2.1(a) or has previously effected a registration of which notice has been given to the Stockholders pursuant to Section 2.2 hereof, the Company shall not be required to effect any registration pursuant to this Section 2.1(a) until a period of 180 days shall have elapsed from the date on which the previous such registration ceased to be effective;

(D) any Stockholder whose Registrable Common Stock was to be included in any such registration pursuant to this Section 2.1(a), by written notice to the Company, may withdraw such request and, on the Company’s receipt of notice of such withdrawal with respect to a number of shares of Registrable Common Stock such that the Stockholder that has not elected to withdraw does not hold, in the aggregate, the requisite amount of shares of Registrable Common Stock to require or initiate a request for a registration under clause (F) of this Section 2.1(a), the Company shall not be required to effect such registration; provided that, if the Stockholder that has elected to withdraw its request for registration agrees to pay the Expenses related to such registration, then the request for registration shall not be counted for purposes of determining the number of registrations to which such Stockholder is entitled pursuant to this Section 2.1(a); and

(E) the Company shall not be required to effect any registration to be effected pursuant to this Section 2.1(a) unless the shares of Registrable Common Stock proposed to be sold in such registration have an aggregate price (calculated based upon the Market Price of such shares of Registrable Common Stock as of the date of such request) of at least $10,000,000.

(b) Registration Statement Form. Registrations under Section 2.1(a) hereof shall be on Form S-1 or, if permitted by law, Form S-3 (or, in either case, any successor forms thereto) and as shall permit the disposition of the Registrable Common Stock pursuant to an underwritten offering unless the Demanding Stockholder determines otherwise, in which case pursuant to the method of disposition determined by such Demanding Stockholder.

(c) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) shall not be deemed to have been effected:

(i) unless a registration statement with respect thereto has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the shares of Registrable Common Stock covered by such registration statement until such time as all of such shares of Registrable Common Stock shall have been disposed of in accordance with such registration statement or there shall cease to be any shares of Registrable Common Stock;

(ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or court for any reason other than a violation of applicable law solely by the Demanding Stockholder, and such registration has not thereafter again become effective; or

(iii) if, in the case of an underwritten offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied or waived other than by reason of any breach or failure by the Demanding Stockholder.

Any holder of Registrable Common Stock to be included in a registration statement may at any time withdraw a request for registration made pursuant to Section 2.1(a) in accordance with Section 2.1(a)(ii)(D).

(d) Selection of Underwriters. The underwriter or underwriters of each underwritten offering, if any, of shares of Registrable Common Stock to be registered pursuant to Section 2.1(a) hereof shall be an nationally-recognized investment bank mutually selected by the Company and the Selling Stockholder owning the largest number of shares of Registrable Common Stock to be registered.

(e) Priority in Requested Registration. If a registration under this Section 2.1 involves an underwritten Public Offering and the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to each Selling Stockholder requesting that Registrable Common Stock be included in such registration statement) that, in such underwriter’s opinion, the number of shares of Registrable Common Stock requested to be included in such registration exceeds the number of such securities that can be sold in such offering within a price range that is acceptable to the Selling Stockholder owning the largest number of shares of Registrable Common Stock requested to be included in such registration, as stated by such Selling Stockholder to such managing underwriter, then the Company shall include in such registration, to the extent of the number and type of securities which the Company is advised can be sold in such offering, the following: (i) first, all shares of Registrable Common Stock requested to be registered and sold for the account of the Demanding Stockholder; (ii) second, any shares of Registrable Common Stock that the other Selling Stockholder has requested be included in such registration pursuant to Section 2.1(a), (iii) third, any securities to be registered and sold for the account of the Company, and (iv) fourth, other securities, if any.

2.2	Piggyback Registration.

If the Company proposes to register any of its securities under the Securities Act by registration on any forms other than Form S-4 or Form S-8 (or any successor or similar form(s)), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, it shall give prompt written notice to each Stockholder of its intention to do so and of such Stockholders’ rights under this Section 2.2, which notice, in any event, shall be given at least 30 days prior to such proposed registration. Upon the written request of a Stockholder that holds Registrable Common Stock (a “Piggyback Requesting Stockholder”) made within 20 days after such Stockholder’s receipt of any such notice from the Company (within 10 days if the Company states in such written notice or gives telephonic notice to the relevant Stockholders, followed promptly by written confirmation, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the Registrable Common Stock intended to be disposed of by such Piggyback Requesting Stockholder, the Company shall, subject to Section 2.5(b) hereof, effect the registration under the Securities Act of all Registrable Common Stock which the Company has been so requested to register by the Piggyback Requesting Stockholders; provided that,

(a) prior to the effective date of the registration statement filed in connection with such registration and promptly following receipt of notification by the Company from the managing underwriter (if an underwritten offering) of the price at which such securities are to be sold, the Company shall advise each Piggyback Requesting Stockholder of such price, and such Piggyback Requesting Stockholder shall then have the right, exercisable in its sole discretion by delivery of written notice to the Company within five Business Days of such Piggyback Requesting Stockholder being advised of such price, irrevocably to withdraw its request to have its Registrable Common Stock included in such registration statement, without prejudice to the rights of any holder or holders of Registrable Common Stock to include Registrable Common Stock in any future registration (or registrations) pursuant to this Section 2.2 or to cause such registration to be effected as a registration under Section 2.1(a), as the case may be;

(b) if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Piggyback Requesting Stockholder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Stock in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Stockholder to include Registrable Common Stock in any future registration (or registrations) pursuant to this Section 2.2 or to cause such registration to be effected as a registration under Section 2.1(a) hereof, as the case may be, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Stock, for the same period as the delay in registering such other securities; and

(c) if such registration was initiated by the Company for its own account and involves an underwritten offering, each Piggyback Requesting Stockholder shall sell its Registrable Common Stock on the same terms and conditions as those that apply to the Company, and the underwriters of each such underwritten Public Offering shall be a nationally-recognized underwriter (or underwriters) selected by the Company.

No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any demand registration under Section 2.1(a), and no registration effected pursuant to this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1(a).

2.3	Expenses.

The Company shall pay all Expenses in connection with any registration initiated pursuant to Section 2.1(a) or 2.2, whether or not such registration shall become effective and whether or not all or any portion of the Registrable Common Stock originally requested to be included in such registration is ultimately included in such registration.

2.4	Registration Procedures.

(a) Obligations of the Company. Whenever the Company is required to effect any registration under the Securities Act as provided in Sections 2.1(a) and 2.2, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission (which filing shall, in the case of any registration pursuant to Section 2.1(a), be made on or before the date that is 90 days after the receipt by the Company of the written request from the relevant Demanding Stockholder) the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective; provided, that the Company may discontinue any registration of its securities other than shares of Registrable Common Stock (and, under the circumstances specified in Sections 3.2 and 2.7(b) hereof, its securities that are shares of Registrable Common Stock) at any time prior to the effective date of the registration statement relating thereto;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Common Stock covered by such registration statement until such time as all of such Registrable Common Stock has been disposed of in accordance with the method of disposition set forth in such registration statement;

(iii) furnish to each seller of Registrable Common Stock covered by such registration statement and each underwriter, if any, the number of copies reasonably requested by such seller or underwriter of (A) such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), (B) such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (C) such other documents as such Selling Stockholder or underwriter may reasonably request in writing;

(iv) use its reasonable best efforts (A) to register or qualify all Registrable Common Stock and other securities, if any, covered by such registration statement under such securities laws (or “blue sky” laws) of such states or other jurisdictions within the United States of America as the sellers of Registrable Common Stock covered by such registration statement shall reasonably request in writing, (B) to keep such registrations or qualifications in effect for so long as such registration statement remains in effect and (C) to take any other action that may be necessary or reasonably advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v) use its reasonable best efforts to cause all Registrable Common Stock and other securities, if any, covered by such registration statement to be registered with or approved by such other Governmental Authority as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Common Stock to enable the seller or sellers thereof to consummate the disposition of such Registrable Common Stock;

(vi) use its reasonable best efforts to obtain and, if obtained, furnish to each seller of Registrable Common Stock, and each such seller’s underwriters, if any, (A) a signed opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such offerings) in form and substance to such seller, and (B) a “cold comfort” letter, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters) and signed by the independent registered public accounting firm that has certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent registered public accounting firms customarily given in such offerings) in form and substance to such seller, in each case, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the independent registered public accounting firm’s comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuers’ counsel and in independent registered public accounting firms’ comfort letters delivered to underwriters in underwritten Public Offerings of securities;

(vii) (A) notify each seller of Registrable Common Stock and of any other securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and (B) at the written request of any such seller of Registrable Common Stock or other securities, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(viii) use its reasonable best efforts to obtain the withdrawal at the earliest possible moment of any order suspending the effectiveness of a registration statement relating to the Registrable Common Stock;

(ix) make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each seller of Registrable Common Stock and to the managing underwriter, if any, at least ten days prior to the filing thereof a copy of any amendment or supplement to any registration statement or prospectus containing such earnings statement;

(x) otherwise comply with all applicable rules and regulations of the Commission and any other Governmental Authority having jurisdiction over the offering;

(xi) if the Common Stock is then listed on a national securities exchange, use its reasonable best efforts to cause all Registrable Common Stock covered by a registration statement to be listed on such exchange;

(xii) provide a transfer agent and registrar for the Registrable Common Stock covered by a registration statement no later than the effective date thereof;

(xiii) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Stockholder holding the largest number of shares of Registrable Common Stock covered by such registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock, including customary indemnification;

(xiv) if requested by the managing underwriter(s) or the Stockholder holding the largest number of shares of Registrable Common Stock being sold in connection with an underwritten offering, promptly (A) incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and such Stockholder agree should be included therein relating to the plan of distribution with respect to such Registrable Common Stock (including information with respect to the number of shares of Registrable Common Stock being sold to such underwriters and the purchase price being paid therefor by such underwriters) and relating to any other terms of the underwritten offering of the Registrable Common Stock to be sold in such offering; and (B) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(xv) cooperate with the Selling Stockholders of Registrable Common Stock and the managing underwriter(s), if any, (A) to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold which do not bear any restrictive legends and (b) to enable such Registrable Common Stock to be in such share amounts and registered in such names as the managing underwriter(s) or, if none, the Selling Stockholder holding the largest number of shares of Registrable Common Stock being sold, may request at least three Business Days prior to any sale of Registrable Common Stock.

(b) Delivery of Stockholder Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Common Stock of a Stockholder, such Stockholder must furnish to the Company in writing such information (the “Stockholder Information”) regarding itself, the Registrable Common Stock held by it and the intended methods of disposition of the Registrable Common Stock held by it as are necessary to effect the registration of such Stockholder’s Registrable Common Stock and as may be requested in writing by the Company. At least 30 days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company shall notify in writing each Stockholder of the Stockholder Information which the Company is requesting from that Stockholder, whether or not such Stockholder has elected to have any of its Registrable Common Stock included in the registration statement. If within ten days prior to the anticipated filing date the Company has not received the requested Stockholder Information from a Stockholder, then the Company may file the registration statement without including Registrable Common Stock of that Stockholder.

(c) Prospectus Distribution. Each Stockholder agrees that, as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Common Stock, such Stockholder shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Common Stock. Each Stockholder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(a)(vii), such Stockholder shall forthwith discontinue such Stockholder’s disposition of Registrable Common Stock pursuant to the registration statement relating to such Registrable Common Stock until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(a)(vii) and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Stockholder’s possession of the prospectus relating to such Registrable Common Stock current at the time of receipt of such notice. If any event of the kind described in Section 2.4(a)(vii), occurs and such event is the fault solely of a Stockholder or Stockholders due to the inaccuracy of the Stockholder Information provided by such Stockholder(s) for inclusion in the registration statement, such Stockholder (or Stockholders) shall pay all Expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by Section 2.4(a)(vii).

2.5	Underwritten Offerings.

(a) Requested Underwritten Offerings. If requested by the underwriters in connection with a request for a registration under Section 2.1(a) that is a firm commitment underwritten offering, the Company and each Selling Stockholder shall enter into a firm commitment underwriting agreement with such underwriters for such offering, such agreement (i) to be reasonably satisfactory in substance and form to the Company and the Selling Stockholder owning the largest number of shares of Registrable Common Stock to be included in such registration and (ii) to contain such representations and warranties by the Company and each Selling Stockholder and such other terms as are customary in agreements of that type, including indemnification and contribution to the effect and to the extent provided in Section 2.8.

(b) Piggyback Underwritten Offerings; Priority.

(i) If the Company proposes to register any of its securities under the Securities Act for its own account as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Piggyback Requesting Stockholders) that if all shares of Registrable Common Stock requested to be included in such registration were so included, in such underwriter’s opinion, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which could be sold in such offering within a price range acceptable to the Company (such writing to state the basis for the underwriter’s opinion and the approximate number and type of securities which may be included in such offering without such effect), then the Company shall include in such registration pursuant to Section 2.2, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (A) first, securities that the Company proposes to issue and sell for its own account, (B) second, shares of Registrable Common Stock requested to be registered by Piggyback Requesting Stockholders pursuant to Section 2.2 hereof, pro rata among the Piggyback Requesting Stockholders on the basis of the number of shares of Registrable Common Stock requested to be registered by all such Piggyback Requesting Stockholders and (C) third, other securities, if any.

(ii) Any Stockholder may withdraw its request to have all or any portion of its Registrable Common Stock included in any such offering by notice to the Company within 10 days after receipt of a copy of a notice from the managing underwriter pursuant to this Section 2.5(b).

(c) Stockholders to be Parties to Underwriting Agreement. The holders of Registrable Common Stock to be distributed by underwriters in an underwritten offering contemplated by Section 2.5(b) shall be parties to the underwriting agreement between the Company and such underwriters, and any such Stockholder, at its option, may reasonably require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Stockholder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholder. Neither such Stockholder nor any of its Affiliates shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholder or Affiliate, such holder’s shares of Registrable Common Stock and such holder’s intended method of distribution.

(d) Holdback Agreements.

(i) Each Stockholder agrees, unless otherwise agreed to by the managing underwriter for any underwritten offering pursuant to this Agreement, not to effect any sale or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, including any sale under Rule 144 under the Securities Act, during the 10 days prior to the date on which an underwritten registration of Registrable Common Stock pursuant to Section 2.1 or 2.2 has become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten registration or to the extent that such Stockholder is prohibited by applicable law from agreeing to withhold securities from sale or is acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term “fiduciary,” a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or if such securities are held in a separate account under applicable insurance law or regulation.

(ii) The Company agrees (A) not to effect any Public Offering or distribution of any equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, during the 10 days prior to the date on which any underwritten registration pursuant to Section 2.1(a) or 2.2 has become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten registration, and (B) to cause each holder of any equity securities, or securities convertible into or exchangeable or exercisable for equity securities, in each case, acquired from the Company at any time on or after the date of this Agreement (other than in a Public Offering), to agree not to effect any Public Offering or distribution of such securities, during such period.

2.6	Preparation: Reasonable Investigation.

(a) Registration Statements. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall (i) give representatives (designated to the Company in writing) of each Selling Stockholder, the underwriters, if any, and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of all underwriters and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of the Selling Stockholders (as a group), the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to the Company, give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its subsidiaries as shall be necessary, in the reasonable opinion of such Selling Stockholders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (iii) upon reasonable advance notice to the Company, provide such reasonable opportunities to discuss the business of the Company with the Company’s officers, directors and employees and the independent public accounting firm that has certified the Company’s financial statements as shall be necessary, in the reasonable opinion of such Selling Stockholders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.

(b) Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Stockholder. Information that (i) is or becomes available to a Stockholder from a public source other than as a result of a disclosure by such Stockholder or any of its Affiliates, (ii) is disclosed to a Stockholder by a third-party source which the Stockholder reasonably believes is not bound by an obligation of confidentiality to the Company, (iii) is or becomes required to be disclosed by a Stockholder by law, including by court order, or (iv) is independently developed by a Stockholder, shall not be deemed to be confidential information for purposes of this Agreement. No Stockholder shall grant access, and the Company shall not be required to grant access, to information under this Section 2.6 to any Person who will not agree to maintain the confidentiality (to the same extent a Stockholder is required to maintain confidentiality) of any confidential information received from or otherwise made available to such Stockholder by the Company under this Agreement.

2.7	Postponements.

(a) Failure to File. If the Company shall fail to file any registration statement to be filed pursuant to a request for registration under Section 2.1(a) hereof, the Demanding Stockholder requesting such registration shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 20 days after, in the case of a request pursuant to Section 2.1(a) hereof, the date on which a registration statement would otherwise have been required to have been filed with the Commission under Section 2.4(a)(i) (i.e., 20 days after the date that is 90 days after the receipt by the Company of the written request from the Demanding Stockholder). In the event of such withdrawal, the request for registration shall not be counted for purposes of determining the number of registrations to which the Stockholder is entitled pursuant to Section 2.1 hereof. The Company shall pay all Expenses incurred in connection with a request for registration withdrawn pursuant to this paragraph.

(b) Adverse Effect. The Company shall not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend any Selling Stockholder’s rights to make sales pursuant to any effective registration statement, at any time (but not to exceed two times in any 12-month period) when the Company, in the good faith judgment of the Board, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would adversely affect a pending or proposed Public Offering of the Company’s securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the Selling Stockholders’ rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the preceding sentence for more than 10 days after the abandonment or consummation of any of the foregoing proposals or transactions or for more than 120 days after the date of the Board’s determination referenced in the preceding sentence. If the Company suspends the Selling Stockholders’ rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension.

2.8	Indemnification.

(a) By the Company. In connection with any registration statement filed by the Company pursuant to Section 2.1 or 2.2 hereof, to the fullest extent permitted by law, the Company shall and hereby agrees to indemnify and hold harmless (i) each Stockholder and seller of any Registrable Common Stock covered by such registration statement, (ii) each other Person who participates as an underwriter in the offering or sale of such securities, (iii) each other Person, if any, who controls (within the meaning of the Exchange Act) such Stockholder or seller or any such underwriter, and (iv) their respective shareholders, members, directors, officers, managers, employees, partners, agents and Affiliates (each, a “Company Indemnitee”), against any losses, claims, damages, liabilities (including actions or proceedings, whether commenced or threatened, in respect thereof, whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, in each case to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”), insofar as such Losses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, or any amendment or supplement thereto (or any document incorporated by reference therein) (collectively, “Offering Documents”), or (B) any omission or alleged omission to state in such Offering Documents a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, or (C) any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided that, the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Company Indemnitee specifically stating that it is expressly for use therein; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of shares of Registrable Common Stock or who controls (within the meaning of the Exchange Act) such underwriter, in any such case to the extent that any such Loss arises out of such Person’s failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Common Stock to such Person if such statement or omission was corrected in such final prospectus. The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

(b) By Stockholders and Sellers. In connection with any registration statement filed by the Company pursuant to Section 2.1 or 2.2 in which a Stockholder has registered for sale shares of Registrable Common Stock, each such Stockholder or seller of shares of Registrable Common Stock shall, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by law (i) the Company and each of its directors, officers, employees, agents, Affiliates and each other Person, if any, who controls (within the meaning of the Exchange Act) the Company and (ii) each other seller and such other seller’s directors, officers, managers, agents and Affiliates (each, a “Stockholder Indemnitee”), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made by the Company in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Stockholder or other seller of shares of Registrable Common Stock specifically stating that it is expressly for use therein; provided, that the liability of such indemnifying party under this Section 2.8(b) shall be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Registrable Common Stock giving rise to such liability. The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder Indemnitee and shall survive the transfer of such securities by such indemnifying party.

(c) Notice of Loss, Etc. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in Section 2.8(a) or 2.8(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.8(a) or 2.8(b) except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, (i) the indemnifying party shall be entitled to participate in and, unless in the indemnified party’s reasonable judgment a conflict of interest between the indemnified and indemnifying parties exists in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and (ii) after its assumption of the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without the indemnifying party’s written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such Loss or which requires action on the part of the indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(d) Contribution. If the indemnification provided for in Section 2.8(a) or 2.8(b) shall for any reason be unavailable in respect of any Loss, then, in lieu of the amount paid or payable under Section 2.8(a) or 2.8(b), the indemnified party and the indemnifying party under Section 2.8(a) or 2.8(b), as applicable, shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Common Stock covered by the registration statement which resulted in such Loss with respect to the statements, omissions or action which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Common Stock; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount received by such sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the selling holders of Registrable Common Stock to contribute as provided in this subsection (c) are not joint but are several in proportion to the relative value of their respective Registrable Common Stock covered by such registration statement. In addition, no Person shall be obligated to contribute amounts under this Section 2.8(d) in payment for any settlement of any Loss effected without such Person’s consent.

(e) Other Indemnification. The Company shall, in connection with any registration statement filed by the Company pursuant to Section 2.1(a) or 2.2, and each Stockholder who has registered for sale Registrable Common Stock shall, with respect to any required registration or other qualification of securities under any federal or state law or regulation of any Governmental Authority other than the Securities Act, indemnify Stockholder Indemnitees and Company Indemnitees, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Stockholder Indemnitee or Company Indemnitee, contribute to the aggregate Losses of such Stockholder Indemnitee or Company Indemnitee in a manner similar to that specified in the preceding subsections of this Section 2.8 (with appropriate modifications).

(f) Indemnification Payments. The indemnification and contribution required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when any Loss is incurred and is due and payable.

2.9	Registration Rights to Others.

If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided to the holders of Registrable Common Stock in, or conflict (in a manner that adversely affects holders of Registrable Common Stock) with any other provisions included in, this Agreement. To the extent the Company provides any right to others that are more favorable than those provided for herein, the Company shall be required to make appropriate modifications to this Agreement to ensure that each Stockholder (for so long as such Stockholder, together with its Affiliates, owns 2% or more of the outstanding Common Stock or for so long as such Stockholder is an Affiliate of the Company by virtue of a representative of such Stockholder serving on the Company’s Board) will have the benefit of terms that are at least as favorable as those provided to such other Persons.

2.10	Adjustments Affecting Registrable Common Stock.

Without the written consent of Arcelor, the Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Common Stock that would materially adversely affect the ability of the Stockholders to include shares of such Registrable Common Stock in any registration of the Company’s securities under the Securities Act or the marketability of such Registrable Common Stock under any such registration or other offering.

2.11	Rule 144 and Rule 144A.

The Company shall take all actions reasonably necessary to enable the Stockholders to sell shares of Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, (b) Rule 144A under the Securities Act, or (c) any similar rules or regulations hereafter adopted by the Commission, including the Company’s filing on a timely basis all reports required to be filed under the Exchange Act. Upon the written request of any Stockholder, the Company shall deliver to such Stockholder a written statement as to the Company’s compliance with such requirements.

2.12	Nominees for Beneficial Owners.

In the event that any shares of Registrable Common Stock are held by a nominee for the beneficial owner thereof, such beneficial owner may, at its election delivered to the Company in writing, be treated as the Stockholder owning such shares of Registrable Common Stock for purposes of any request or other action by any Stockholder pursuant to this Agreement or any determination of the number or percentage of shares of Registrable Common Stock held by any Stockholder contemplated by this

Agreement. If the beneficial owner of any shares of Registrable Common Stock so elects, the Company may require assurances reasonably satisfactory to the Company of such owner’s beneficial ownership of such shares of Registrable Common Stock.

2.13	Calculation of Number of Shares of Registrable Common Stock.

For purposes of this Agreement, all references to a percentage or number of shares of Registrable Common Stock or Common Stock shall be calculated based upon the number of shares of Registrable Common Stock or Common Stock, as the case may be, outstanding at the time such calculation is made and shall exclude any Registrable Common Stock or Common Stock, as the case may be, owned by the Company or any Subsidiary of the Company. For the purposes of calculating the number of shares of Registrable Common Stock or Common Stock as contemplated by the previous sentence, the terms “Stockholder,” “Arcelor” and “Skandalaris” shall include all Affiliates thereof owning any shares of Registrable Common Stock or Common Stock.

2.14	Termination of Registration Rights.

The Company’s obligations under Sections 3.1 and 3.2 hereof to register Common Stock for sale under the Securities Act with respect to either Stockholder shall terminate on the first date on which no shares of Registrable Common Stock are held by such Stockholder.

ARTICLE III

MISCELLANEOUS

3.1	Injunctive Relief.

The Stockholders and the Company acknowledge and agree that a violation of any of the terms of this Agreement will cause irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company and the Stockholders shall each be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

3.2	Amendments; Entire Agreement.

This Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company has obtained the prior written consent of Arcelor and Skandalaris. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among any or all of the parties with respect to the subject matter hereof.

3.3	Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.4	Successors and Assigns.

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns, each of whom shall agree in a writing in form and substance reasonably satisfactory to the Company to become a party hereto and to be bound hereby to the same extent as the parties hereto. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned or transferred by either Stockholder without the prior written consent of the Company, except for transfers to Affiliates, heirs, executors and administrators of such Stockholder. Any purported assignment in violation of this provision shall be null and void ab initio.

3.5	Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or other electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two Business Days after being delivered to a recognized courier (whose stated terms of delivery are two Business Days or less to the destination of such notice), or, in the case of an electronic notice, when received, addressed as set forth below to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

(a)	If to the Company:

Noble International Ltd.

c/o Quantum Value Management, LLC

33 Bloomfield Hills Parkway, Suite 240

Bloomfield Hills, 48304

Fax: (248) 220-2039

Attention: Michael C. Azar, Secretary

Email: mazar@qvmllc.com

with a copy to:

Foley & Lardner

500 Woodward Avenue

Detroit, Michigan 48226

Attention: Patrick D. Daugherty

Fax: (313) 313-234-2800

Email: pdaugherty@foleylaw.com

(b)	if to Arcelor to:

Arcelor Mittal

5 rue Luigi Cherubini

F-93212 La Plaine Saint-Denis

Cedex, FRANCE

Attention: Mr. Jean-François Crancée

Fax: 011-331-71-92-05-98

Email: jean-francois.crancee@arcelormittal.com

and

Attention: Guillaume Vercaemer, Esq.

Fax: 011-331-41-25-58-54

Email: guillaume.vercaemer@arcelor.com

with a copy to:

DLA Piper US LLP

1251 Avenue of the Americas

New York, New York 10020

Attention: Garry P. McCormack

Fax: (212) 335-4501

Email: garry.mccormack@dlapiper.com

(c)	if to Skandalaris to:

Robert J. Skandalaris

c/o Quantum Value Management, LLC

33 Bloomfield Hills Parkway, Suite 240

Bloomfield Hills, MI 48304

Fax: (248) 220-2038

Email: rskandy@qvmllc.com

with a copy to:

Foley & Lardner LLP

500 Woodward Avenue

Detroit, Michigan 48226

Attention: Patrick D. Daugherty

Fax: (313) 234-7103

Email: pdaugherty@foley.com

3.6	Counterparts.

This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

3.7	Governing Law; Submission to Jurisdiction.

The provisions of Section 17.7 (Governing Law; Venue; Waiver of Jury Trial) of the Purchase Agreement are hereby incorporated in this Agreement, mutatis mutandis, as if fully set forth herein.

3.8	Waiver of July Trial.

Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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Execution

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

NOBLE INTERNATIONAL, LTD.

By:	/s/ Thomas L. Saeli
Name:	Thomas L. Saeli
Title:	Chief Executive Officer

ARCELOR S.A.

By:	/s/ Hans Kerkhoven
Name:	Hans Kerkhoven
Title:	Attorney-in-fact

By:	/s/ Guillaume Vercaemer
Name:	Guillaume Vercaemer
Title:	Attorney-in-fact

/s/ Robert J. Skandalaris
ROBERT J. SKANDALARIS